UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2005
SS&C TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 298-4500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
SIGNATURE

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On October 27, 2005, SS&C Technologies, Inc. (the “Company”) borrowed $8,000,000 pursuant to its credit agreement, dated as of April 13, 2005, as amended (the “Credit Agreement”), with Fleet National Bank, a Bank of America Company. The proceeds of the $8,000,000 loan, which is a Base Rate Loan (as defined in the Credit Agreement) bearing interest at 6.75% per annum, were used as partial consideration for the Company’s purchase of the outstanding capital stock of Open Information Systems, Inc. on October 31, 2005.
     The information contained below under Item 8.01 is incorporated herein by reference.
Item 8.01. Other Events
     On October 31, 2005, the Company purchased all of the issued and outstanding shares of capital stock of Open Information Systems, Inc. (“OIS”) pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”), dated as of October 31, 2005, by and among the Company, OIS and Thomas McMackin and Thomas Groshans (collectively, the “Stockholders”). The aggregate consideration paid by the Company at closing was $24,000,000 in cash, of which $2,400,000 is being held in escrow to secure indemnification obligations of the Stockholders pursuant to the Purchase Agreement. The Stockholders are entitled to additional “earn-out” consideration (payable in March 2007 and March 2008) if OIS achieves specified revenue targets for fiscal 2006 and fiscal 2007. Of the $24,000,000 purchase price paid at closing, $16,000,000 was paid from the Company’s working capital and $8,000,000 was borrowed by the Company under the Credit Agreement.
     The terms of the Purchase Agreement were determined on the basis of arm’s-length negotiations. Other than with respect to the transactions contemplated by the Purchase Agreement, the Company does not consider its relationship with OIS or the Stockholders to be material, and, to the Company’s knowledge, no affiliates of the Company, or any director or officer of the Company, or any associate of such director or officer, has a material relationship with OIS or the Stockholders.
     Located in Sandy Hook, Connecticut, OIS provides web-based solutions that support critical applications for global financial institutions. OIS’s Money Market Manager (M3) is used by banks and broker/dealers for money market issuance services, providing issuing and paying agent functionality. OIS’s Information Manager is a comprehensive tool for financial institutions, allowing banks to web-enable core business applications for Internet transaction entry, scheduling, reporting, work flow management and third-party interfaces.
     The Purchase Agreement provides for customary representations, warranties and covenants by the Company, OIS and the Stockholders. In connection with the transaction, the Company also entered into an employment agreement with Thomas McMackin, who joined the Company as Senior Vice President and General Manager, OIS.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.

Date: November 2, 2005	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer